Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

MEDPACE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Primary Offering	Equity	Preferred Stock(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Depositary Shares (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants(1)(4)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Subscription Rights (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Units (1)(4)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Secondary Offering- Common Stock	Rule 415(a)(6)	7,289,662 (5)		$1,629,458,146.86 (6)			S-3	333-236624	2/25/2020	$23,743.58

	Total Offering Amounts					$1,629,458,146.86		$0.00

	Total Fees Previously Paid							-

	Total Fee Offsets							-

	Net Fee Due							$0.00

(1)	Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)

The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(4)	Representing rights or obligations to Common Stock, Preferred Stock, debt securities or other securities, property or assets.
(5)

The Registrant previously registered 8,548,258 shares of common stock for offer and resale by certain selling securityholders pursuant to the Registration Statement on Form S-3ASR (File No. 333-236624) originally filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2020. Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement 7,289,662 of the common shares initially registered under the Registration Statement which remain unsold. The registration fees relating to the carry forward securities will continue to be applied to such securities hereunder.

(6)

Estimated solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the common stock, as reported by the Nasdaq Global Market on February 10, 2023 ($223.53), in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.